Exhibit 99.2
Office of the United States Trustee
In re:
  The Kushner-Locke Company
Chapter 11
Case No. LA 01-44828-SB (Administratively Consolidated with
Case Nos. LA 01-44829-SB through LA 01-44831-SB; LA 01-
44833-SB through LA 01-44836-SB; and LA 01-44841-SB)
DEBTOR IN POSSESSION OPERATING REPORT

Report Number:	47

For the Period FROM:	9/1/2005

TO:	9/30/2005

1 Profit and Loss Statement (Accrual Basis Only)
A. Related to Business Operations
Gross Sales		$—

Costs Related to Revenues (Film Cost Amortization)

Gross Profit			—

Less: Operating Expenses
Officer Compensation	30,450

Salaries and Wages — Other Employees	12,923

Total Salaries and Wages		43,373

Employee Benefits and Pensions		3,612

Employer Payroll Taxes/Fees	1,720

Other Taxes

Total Taxes		1,720

Rent and Lease Expense (including parking)	3,952

Distribution/Delivery Expenses	1,149

Interest Expense

Insurance

Automobile Expense/Mileage

Utilities (incl. Phone, phone equipment, internet)	2,002

Depreciation and Amortization

Business Equipment Leases

Business Expense reimbursement	138

Storage Expense	7,621

Supplies, Office Expenses, Photocopies, etc.	16

Bad Debts

Miscellaneous Operating Expenses	1,065

Total Operating Expenses		64,649

Net Gain/Loss from Business Operations			(64,649)

B. Not related to Business Operations
Income
Interest Income

Other Non-Operating Revenues		—

Gross Proceeds on Sale of Assets	—

Less: Original Cost of Assets plus expenses of sale	—

Net Gain/Loss on Sale of Assets		—

Total Non-Operating Income			—

Expenses Not Related to Business Operations
Legal and Professional Service Fees		98,922

Other Non-Operating Expenses (Board/Trustee fees)

Total Non-Operating Expenses			98,922

NET INCOME/(LOSS) FOR PERIOD			$(163,570)

DEBTOR IN POSSESSION OPERATING REPORT NO: 47	Page 2 of 2
2	Aging of Accounts Payable and Accounts Receivable (exclude prepetition accounts payable):

	Accounts	Accounts
	Payable	Receivable

Current Under 30 days	—	—
Overdue 31-60 days	—	—
Overdue 61-90 days	—
Overdue 91-120 days	—
Overdue Over 121 days	—
Due in the Future	—	1,908,106
TOTAL	—	1,908,106
3	Statement of Status of Payments to Secured Creditors and Lessors:

No payments to Secured Creditors or Lessors were paid or payable during the reporting period.

4	Tax Liability

No tax payments were paid or payable during the reporting period other than payroll taxes shown above.

5	Insurance Coverage

	Carrier/	Amount of	Policy	Premium Paid
	Agent Name	Coverage	Expiration Date	Through Date

Worker’s Compensation (RENEWED)	St. Paul	1,000,000	1/14/2006	1/14/2006
Commercial Property (RENEWED)	St. Paul	2,000,000	2/14/2006	2/14/2006
Errors & Omissions — Library (RENEWED)	St. Paul	3,000,000	3/3/2006	3/3/2006
6	Questions:
A.	Has the Debtor in Possession provided compensation to any officers, directors, shareholders, or other principals without the approval of the Office of the United States Trustee?
☐ Yes                    Explain:
☑ No
B.	Has the Debtor in Possession, subsequent to the filing of the petition, made any payments on its prepetition unsecured debt, except as authorized by the Court?
☐ Yes                    Explain:
☑ No
7	Statement on Unpaid Professional Fees (Postpetition Amounts Only)

Total unpaid post-petition Professional Fees during the reporting period: $85,970.16

8	Narrative Report of Significant Events and Events out of the Ordinary Course of Business:

None.

9	Quarterly Fees:

Paid
I, Alice Neuhauser, declare under penalty of perjury that the information contained in the above Debtor in Possession Interim Statement is true and correct to the best of my knowledge.

/s/ Illegible
Debtor in Possession